FOR IMMEDIATE RELEASE

ISSI Announces Fiscal First Quarter 2010 Quarterly Conference Call and Preliminary Revenue Results for the First Quarter

SAN JOSE, Calif., Jan. 12 /PRNewswire-FirstCall/ -- Integrated Silicon Solution, Inc. (Nasdaq: ISSI) today announced that it has scheduled its regularly held quarterly conference call for Thursday, January 28, 2010 at 1:30 p.m. Pacific time to discuss the Company's financial results for the quarter ended December 31, 2009.  To access ISSI's conference call via telephone, dial 1-800-768-6569 before 1:20 p.m. Pacific time on January 28, 2010.  The participant passcode is 4680863.  The call will also be webcast from ISSI's web site at www.issi.com.

The Company also announced that it expects its revenue for the quarter ended December 31, 2009 to be in the range of $50 to $51 million.  The Company's guidance provided on October 29, 2009 was for revenue of $48 to $52 million.

As previously announced, Scott Howarth, ISSI's President and CEO, will speak at the 12th Annual Needham Growth Stock Conference in New York at 1:50 p.m. EST on Thursday, January 14, 2010.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning our expected revenue for the December quarter involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include unexpected product returns or product warranty claims and any adjustments that may be made in connection with the quarterly review procedures for the December quarter, or other risks listed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K for the period ended September 30, 2009.  The Company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

About the Company

ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) digital consumer electronics, (ii) networking, (iii) mobile communications, (iv) automotive electronics, (v) industrial. The Company's primary products are high speed and low power SRAM and low and medium density DRAM. Through its Giantec business unit, the Company also designs and markets EEPROM, SmartCards and analog power management devices focused on its key markets. ISSI is headquartered in Silicon Valley with worldwide offices in Taiwan, China, Europe, Hong Kong, India, Korea, Singapore, and Japan. ISSI's web site is at www.issi.com.

CONTACT:
John Cobb
CFO & Corporate Secretary
Investor Relations
(408) 969-6600
ir@issi.com